                                                                     Exhibit 3.1

                              AMENDED AND RESTATED

                          CERTIFICATE OF INCORPORATION

                                       OF

                                 WHX CORPORATION
          ------------------------------------------------------------

          WHX CORPORATION, a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), hereby certifies as follows:

     1.   The name of the Corporation is WHX Corporation.

     2.   The date of the filing of the Corporation's original Certificate of
          Incorporation with the Secretary of State was May 18, 1994.

     3.   This Amended and Restated Certificate of Incorporation, which amends and restates the Certificate of Incorporation, is being filed in connection with the Corporation's plan of reorganization, dated June
          8, 2005 (as such plan may be amended, supplemented, or modified from time to time (the "Chapter 11 Plan"), and was duly adopted in accordance with the provisions of sections 242, 245, and 303 of the
          General Corporation Law of the State of Delaware. The United States
          Bankruptcy Court for the Southern District of New York confirmed the
          Chapter 11 Plan by an order entered July 21, 2005.

     4.   The text of the Corporation's Certificate of Incorporation is hereby restated to read as herein set forth in full:

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          FIRST: The name of the corporation (hereinafter sometimes called the
"Corporation") is WHX Corporation.

          SECOND: The address, including street, number, city and county of the registered office of the Corporation in the State of Delaware is 615 South
DuPont Highway, Dover, Delaware 19901, County of Kent; and the name of the registered agent of the Corporation in the State of Delaware at such address is
National Corporate Research, Ltd.

          THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General
Corporation Law of the State of Delaware.

          FOURTH: The total number of shares of stock which the Corporation shall have authority to issue is 45,000,000 shares, consisting of (i) 5,000,000 shares of Preferred Stock, $.01 par value per share (the "Preferred Stock"), and
(ii) 40,000,000 shares of Common Stock, $.01 par value per share (the "Common
Stock").

          The Corporation shall not issue any nonvoting equity securities to the extent prohibited by section 1123 of title 11 of the United States Code (the
"Bankruptcy Code") as in effect on the effective date of the Chapter 11 Plan;
provided, however, that this paragraph (a) will have no further force and effect beyond that required under section 1123 of the Bankruptcy Code, (b) will have such force and effect, if any, only for so long as such section of the
Bankruptcy Code is in effect and applicable to the Corporation, and (c) in all events may be amended or eliminated in accordance with such applicable law as from time to time may be in effect.

          The following is a statement of the powers, designations, preferences, privileges, and relative rights in respect to each class of capital stock of the
Corporation.

          A.   PREFERRED STOCK. The Board of Directors is expressly authorized to provide for the issuance of all or any shares of the Preferred Stock, in one or more series, and to fix for each such series such voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof as shall be stated and expressed in the resolution or resolutions adopted by the Board of Directors providing for the issue of such series (a "Preferred Stock Designation") and as may be permitted by the General Corporation Law of the State of Delaware. The number of authorized shares of Preferred Stock may be increased (but not above the number of authorized shares of the class) or decreased (but not below the number of shares thereof then outstanding). Without limiting the generality of the foregoing, the resolutions providing for issuance of any series of Preferred
Stock may provide that such series shall be superior or rank equally or junior to the Preferred Stock of any other series to the extent permitted by law. No vote of the holders of the Preferred Stock or Common Stock shall be required in connection with the designation or the issuance of any shares of any series of any Preferred Stock authorized by and complying with the conditions herein, the right to have such vote being expressly waived by all present and future holders of the capital stock of the Corporation.

          B.   COMMON STOCK.

               (1)  VOTING. Except as otherwise required by law or as otherwise provided in any Preferred Stock Designation, the holders of the Common Stock shall exclusively possess all voting power and each share of Common Stock shall have one vote.

               (2)  DIVIDENDS. The holders of Common Stock shall be entitled to receive dividends, when, as and if declared by the Board of
                    Directors out of funds legally available for such purpose
                    and subject to any preferential dividend rights of any then outstanding Preferred Stock.

               (3)  LIQUIDATION, DISSOLUTION, WINDING UP. After distribution in full of the preferential amount, if any (fixed in accordance with the provisions of paragraph A of this Article FOURTH), to be distributed to the holders of Preferred Stock in the event of voluntary or involuntary liquidation, distribution or sale of assets, dissolution or winding-up of the
                    Corporation, the holders of the Common Stock shall be
                    entitled to receive all the remaining assets of the
                    Corporation, tangible and intangible, of whatever kind
                    available for distribution to stockholders ratably in
                    proportion to the number of shares of Common Stock held by them respectively.

          FIFTH: Transfer Restrictions.

          A.   5% Ownership Limit.

               (1)  Any attempted Transfer of Corporation Securities prior to the Restriction Release Date, or any attempted Transfer of
                    Corporation Securities pursuant to an agreement entered into prior to the Restriction Release Date, will be prohibited
                    and void ab initio if either (A) the transferor is a
                    Five-Percent Stockholder or (B) as a result of such
                    Transfer, either (1) any Person or group of Persons would
                    become a Five-Percent Stockholder or (2) the Percentage
                    Stock Ownership in the Corporation of any Five-Percent
                    Stockholder would be increased; PROVIDED that this paragraph
                    A(1) will not apply to, nor will any other provision in this
                    Amended and Restated Certificate of Incorporation prohibit, restrict or limit in any way, the issuance of Corporation
                    Securities by the Corporation in accordance with the Chapter
                    11 Plan.

               (2)  Paragraph A(1) of this Article FIFTH will not apply to a 5%
                    Transaction if:

                    (a)  the transferor or the transferee obtains the prior
                         written approval of the Board of Directors; or

                    (b)  in the case of a 5% Transaction by any holder of
                         Corporation Securities, prior to the 5% Transaction the
                         Board of Directors, upon written request of the
                         transferor or transferee, determines that such Transfer
                         is a 5% Transaction which, together with any 5%
                         Transactions consummated by the holders of Corporation
                         Securities during the Testing Period, represent
                         aggregate 5% Transactions involving Transfers of less
                         than 45% of the Corporation Securities issued and
                         outstanding at the time of Transfer.

As a condition to granting any approval under clause (a) of this paragraph A(2)
or in connection with making any determination under clause (b) of this paragraph A(2), the Board may, in its discretion, require (at the expense of the transferor and/or transferee) an opinion of counsel selected by the Board that the Transfer will not result in the application of any Section 382 limitation on the use of the Tax Benefits.

               (3)  Each certificate representing Corporation Securities issued after the effectiveness of this Article FIFTH and prior to the Restriction Release Date will contain the legend that
                    refers to the restrictions set forth in this Article FIFTH as follows:

          "THE  TRANSFER  OF  THE  SECURITIES  REPRESENTED  HEREBY  IS
          SUBJECT TO  RESTRICTIONS  PURSUANT  TO ARTICLE  FIFTH OF THE
          AMENDED AND RESTATED  CERTIFICATE  OF  INCORPORATION  OF WHX
          CORPORATION."

          B.   TREATMENT OF EXCESS SECURITIES.

               (1)  No employee or agent of the Corporation will record any
                    Prohibited Transfer, and the Purported Transferee in any
                    Prohibited Transfer will not be recognized as a stockholder of the Corporation for any purpose whatsoever in respect of the Excess Securities. The Purported Transferee of such
                    Excess Securities will not be entitled with respect to such
                    Excess Securities to any rights of stockholders of the
                    Corporation, including without limitation the rights to vote such Excess Securities and to receive dividends or
                    distributions, whether liquidating or otherwise, in respect thereof, if any. If Excess Securities are subsequently
                    acquired in a Transfer that is not a Prohibited Transfer,
                    such Corporation Securities will cease to be Excess
                    Securities. Any attempted Transfer of Excess Securities not in accordance with the provisions of this paragraph B will also be a Prohibited Transfer.

                    (2) If the Board determines that an attempted Transfer of
                    Corporation Securities constitutes a Prohibited Transfer,
                    then, upon written demand by the Corporation, the Purported
                    Transferee will transfer or cause to be transferred any
                    certificate or other evidence of ownership of such Excess
                    Securities within the Purported Transferee's possession or control, together with any Prohibited Distributions, to an
                    Agent. The Agent will thereupon sell as promptly as
                    practicable to a buyer or buyers, which may include the
                    Corporation, the Excess Securities transferred to it in one or more arm's length transactions; PROVIDED, HOWEVER, that
                    (A) the Agent will effect such sales only if and when it can do so in transactions that do not constitute Prohibited
                    Transfers and (B) the Agent will effect such sales in an
                    orderly fashion and will not be required to effect any such sale within any specific time frame if, in the Agent's
                    business judgment, such sale would disrupt the market for
                    the Corporation Securities or otherwise would adversely

                    affect the value of the Corporation Securities. If the
                    Purported Transferee has resold the Excess Securities before receiving the Corporation's demand to surrender the Excess
                    Securities to the Agent, the Purported Transferee will be
                    deemed to have sold the Excess Securities for the Agent and will be required to transfer to the Agent any Prohibited
                    Distributions and proceeds of such sale, except to the
                    extent that the Corporation grants written permission to the
                    Purported Transferee to retain a portion of such sales
                    proceeds not exceeding the amount that the Purported
                    Transferee would have received from the Agent pursuant to
                    paragraph B(3) of this Article FIFTH if the Agent rather
                    than the Purported Transferee had resold the Excess
                    Securities.

               (3)  Pending any sale by the Agent of Excess Securities in a transaction that does not constitute a Prohibited Transfer, the Agent will hold any Excess Securities as agent for, and for the benefit of, the Purported Transferor, subject to the
                    Purported Transferee's claim for reimbursement of its
                    purchase price. Accordingly, with respect to any particular
                    Excess Securities, the Agent will apply any proceeds of a
                    sale by it of such Excess Securities, any dividends or
                    distributions received by it from the Corporation with
                    respect to such Excess Securities, any amounts received by it from the Purported Transferee in respect of Prohibited
                    Distributions on such Excess Securities and, if the
                    Purported Transferee had previously resold such Excess
                    Securities, any amounts received by it from the Purported
                    Transferee in respect of such previous sale, as follows:

                    (a)  first, to pay costs and expenses incurred by the Agent in connection with the Agent's duties specified herein;

                    (b)  second, to pay to the Purported Transferee up to the
                         lesser of (x) the amount paid by the Purported
                         Transferee for the Excess Securities and (y) the Fair
                         Market Value of the Excess Securities on the date of
                         the Prohibited Transfer thereof, as shall be determined
                         at the discretion of the Board; and

                    (c)  third, to pay any remaining amounts to the Purported
                         Transferor.

The recourse of any Purported Transferee in respect of any Prohibited Transfer will be limited to the amount payable to the Purported Transferee pursuant to paragraph (b) of the preceding sentence. In no event shall the proceeds of any sale of Excess Securities pursuant to this Article FIFTH inure to the benefit of the Corporation.

               (4)  If the Purported Transferee fails to surrender the Excess
                    Securities, Prohibited Distributions or the proceeds of a
                    sale of Excess Securities to the Agent within 30 days from the date on which the Corporation makes a demand pursuant to paragraph B(2) of this Article FIFTH, then the Corporation will use its best efforts to enforce the provisions hereof,

                    including without limitation the institution of legal
                    proceedings to compel the surrender.

               (5)  The Corporation will make the demand described in paragraph
                    B(2) of this Article FIFTH within 30 days of the date on
                    which the Board determines that the attempted Transfer would result in Excess Securities; PROVIDED, HOWEVER, that if the
                    Corporation makes such demand at a later date, the
                    provisions of this Article FIFTH will apply nonetheless.

          C.   BOARD DETERMINATIONS. The Board will have the sole power to make determinations regarding compliance with this Article FIFTH and any matters related thereto. The good faith determination of the Board on such matters will be conclusive and binding for all purposes of this Article FIFTH. All determinations, approvals or other actions by the Board pursuant to this Article
FIFTH will require the affirmative vote of a majority of the total number of directors that the Corporation would have if there were no vacancies.

          D.   DEFINITIONS. As used in this Article FIFTH, the following
capitalized terms have the following meanings when used herein in with initial capital letters:

               (1)  "5% Transaction" means any Transfer or attempted Transfer of
                    Corporation Securities described in clause (A) or (B) of
                    paragraph A(1) of this Article FIFTH, subject to the proviso of such paragraph A(1).

               (2)  "Agent" means an agent designated by the Board.

               (3)  "Code" means the Internal Revenue Code of 1986, as amended.

               (4)  "Corporation Securities" means (a) shares of Common Stock,
                    (b) shares of Preferred Stock (other than preferred stock
                    described in Section 1504(a)(4) of the Code or any successor provision), (c) warrants, rights or options (including
                    without limitation options within the meaning of Treasury
                    Regulation ss. 1.382-4(d)(9) or any successor provision) to purchase stock of the Corporation, and (d) any other
                    interest that would be treated as "stock" of the Corporation pursuant to Treasury Regulation ss. 1.382-2T(f)(18) or any successor provision.

               (5)  "Effective Date" means the latter of (i) the Effective Date
                    (as defined in the Chapter 11 Plan or (ii) the date of
                    filing this Amended and Restated Certificate of
                    Incorporation.

               (6)  "Excess Securities" means, with respect to any Prohibited
                    Transfer, the Corporation Securities that are the subject of such Prohibited Transfer.

               (7)  "Fair Market Value " means, with respect to any Excess
                    Securities, the closing price per share of such Excess
                    Securities on the last trading day immediately preceding the
                    Prohibited Transfer of such Excess Securities. The "closing price" for such purposes will be the last sale price,
                    regular way, or, in case no such sale takes place on the
                    relevant day, the average of the closing bid and asked
                    prices, regular way, in either case as reported in the
                    principal consolidated transaction reporting system with
                    respect to securities listed or admitted to trading on a
                    national securities exchange or, if the Excess Securities
                    are not listed or admitted to trading on any national
                    securities exchange, the last quoted sale price or, if not so quoted, the average of the high bid and low asked prices as reported by the New York Stock Exchange or such other
                    exchange then in use, or, if on any such date the Excess
                    Securities are not quoted by any such organization, the
                    average of the closing bid and asked prices as furnished by a professional market maker making a market in the Excess
                    Securities selected by the Board. If the Excess Securities are not publicly held or not so listed or traded, or are not the subject of available bid and asked quotes, "Fair Market
                    Value" will mean the fair value per Excess Share as
                    determined in good faith by the Board.

               (8)  "Five-Percent Stockholder" means a Person or group of
                    Persons that is identified as a "5-percent shareholder" of the Corporation pursuant to Treasury Regulation ss.
                    1.382-2T(g); PROVIDED, HOWEVER, that the Agent will not
                    constitute a Five Percent Stockholder.

               (9)  "Percentage Stock Ownership" means percentage stock
                    ownership interest as determined in accordance with Treasury
                    Regulation ss.1.382-2T(g), (h), (j) and (k) or any successor provisions.

               (10) "Person" means any individual, partnership, corporation, limited liability company, association, joint venture, trust or other entity or association, including without limitation any governmental authority.

               (11) "Prohibited Distributions" means, with respect to any
                    Prohibited Transfer, any dividends or distributions that
                    were received by the Purported Transferee from the
                    Corporation with respect to the Excess Securities.

               (12) "Prohibited Transfer" means any purported Transfer of
                    Corporation Securities to the extent that such Transfer is prohibited and/or void under this Article FIFTH.

               (13) "Purported Transferee" means, with respect to any Prohibited
                    Transfer, the intended transferee in such Prohibited
                    Transfer.

               (14) "Purported Transferor" means, with respect to any Prohibited
                    Transfer, the Person who attempted to Transfer Corporation
                    Securities in such Prohibited Transfer.

               (15) "Restriction Release Date" means the earliest of (a) the tenth anniversary of the Effective Date, (b) the repeal,
                    amendment or modification of Section 382 in such a way as to render the restrictions imposed by Section 382 no longer
                    applicable to the Corporation, (c) the beginning of a
                    taxable year of the Corporation in which no Tax Benefits are available, (d) the determination by the Board that the
                    provisions of this Article FIFTH shall not apply, (e) a
                    determination by the Board or the Internal Revenue Service that the Corporation is ineligible to use Section 382(l)(5)
                    of the Code permitting full use of the Tax Benefits existing as of the Effective Date, and (f) an election by the
                    Corporation for Section 382(l)(5) of the Code not to apply.

               (16) "Section 382" means Section 382 of the Code or any successor provision.

               (17) "Section 501(c)(3)" means Section 501(c)(3) of the Code or any successor provision.

               (18) "Tax Benefits" means the net operating loss carryovers, capital loss carryovers, general business credit carryovers, alternative minimum tax credit carryovers and foreign tax
                    credit carryovers, as well as any loss or deduction
                    attributable to a "net unrealized built-in loss" within the meaning of Section 382, of the Corporation or any direct or indirect subsidiary thereof.

               (19) "Testing Period" means, with respect to any 5% Transaction, the period ending on the date of consummation of such 5%
                    Transaction and beginning on the later of (a) the date three years prior thereto and (b) the first day after the
                    Effective Date.

               (20) "Transfer" means any direct or indirect sale, transfer, assignment, conveyance, pledge or other disposition, other than a sale, transfer, assignment, conveyance, pledge or
                    other disposition to a wholly owned subsidiary of the
                    transferor or, if the transferor is wholly owned by a
                    Person, to a wholly owned subsidiary of such Person. Except for purposes of paragraph D(1) of this Article FIFTH, a
                    Transfer shall not include the issuance or transfer of an
                    option (including without limitation an option within the
                    meaning of Treasury Regulation ss. 1.382-4(d)(9) or any
                    successor provision), unless at the time of such issuance or transfer, the option is treated as exercised under Section
                    382(l)(3)(A) of the Code (applying the rules in Treasury
                    Regulation ss. 1.382-4(d)).

          SIXTH: A. NUMBER OF DIRECTORS. The initial Board of Directors on the
Effective Date shall be comprised of the following members: (1) Warren
Lichtenstein, (2) Josh Schechter, (3) John Quicke, (4) Glen Kassan, and (5) Jack
Howard. After the Effective Date and subject to the rights, if any, of the holders of any series of Preferred Stock to elect additional directors under specified circumstances, the number of directors shall be fixed from time to time exclusively by the Board of Directors pursuant to a resolution adopted by a majority of the total number of directors which the Corporation would have if there were no vacancies.

          B. REMOVAL. Subject to the rights of the holders of Preferred Stock, and unless this Certificate of Incorporation otherwise provides, any director or the entire Board of Directors may be removed by stockholders only for cause, and the affirmative vote of at least a majority of the voting power of all the then outstanding shares of voting stock, voting together as a single class shall be required to effect such removal.

          SEVENTH: Whenever a compromise or arrangement is proposed between the
Corporation and its creditors or any class of them and/or between the
Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for the Corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution under Section 279 of Title 8 of the Delaware Code, order a meeting of the creditors or class of creditors, and/or the stockholders or class of stockholders of the Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of the
Corporation, as the case may be, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of the Corporation, as the case may be, and also on the Corporation.

          EIGHTH: For the management of the business and for the conduct of the affairs of the Corporation, and in further definition, limitation and regulation of the powers of the Corporation and of its directors and its stockholders or any class thereof, as the case may be, it is further provided:

          A. The management of the business and the conduct of the affairs of the Corporation, including the election of the Chairman of the Board of
Directors, if any, the President, the Treasurer, the Secretary, and other principal officers of the Corporation, shall be vested in its Board of
Directors. The phrase "whole Board" and the phrase "total number of directors"
shall be deemed to have the same meaning, to wit, the total number of directors which the Corporation would have if there were no vacancies. No election of directors need be by written ballot.

          B. The power to make, alter, amend, or repeal the By-Laws, and to adopt any new By-Law, except a By-Law classifying directors for election for staggered terms, shall be vested in the Board of Directors.

          C. Whenever the Corporation shall be authorized to issue only one class of stock, each outstanding share shall entitle the holder thereof to notice of, and the right to vote at, any meeting of stockholders. Whenever the
Corporation shall be authorized to issue more than one class of stock, no outstanding share of any class of stock which is denied voting power under the provisions of the Certificate of Incorporation shall entitle the holder thereof to notice of, and the right to vote at, any meeting of stockholders, except as the provisions of paragraph (b)(2) of Section 242 of the General Corporation Law
of the State of Delaware, as the same may be amended and supplemented, shall otherwise require.

          NINTH: Any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of stockholders of the Corporation or by a unanimous consent in writing of the stockholders of the Corporation.

          TENTH: The personal liability of the directors of the Corporation is hereby eliminated to the fullest extent permitted by paragraph (7) of subsection
(b) of Section 102 of the General Corporation Law of the State of Delaware, as
same may be amended and supplemented. Any repeal or modification of this Article
TENTH by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation with respect to events occurring prior to the time of such repeal or modification.

          ELEVENTH: The Corporation shall, to the fullest extent permitted by
Section 145 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities or other matters referred to in or covered by said section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any By-Law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in their official capacities and as to action in another capacity while holding such offices, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

          TWELFTH: From time to time any of the provisions of this Certificate of Incorporation may be amended, altered, changed or repealed, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted in the manner and at the time prescribed by said laws, and all rights at any time conferred upon the stockholders of the Corporation by this Certificate of Incorporation are granted subject to the provisions of this
Article TWELFTH.

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          IN WITNESS WHEREOF, the Corporation has caused this Amended and
Restated Certificate of Incorporation to be executed on this 29th day of July,
2005.

                                        WHX CORPORATION

                                        By: /s/ Stewart E. Tabin
                                            ------------------------------
                                            Name: Stewart E. Tabin
                                            Title: President

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